Exhibit 10.1

THIRD AMENDMENT TO THE

CRESTWOOD EQUITY PARTNERS LP

2018 LONG TERM INCENTIVE PLAN

WHEREAS, Crestwood Equity GP LLC, a Delaware limited liability company (the “General Partner”), the general partner of Crestwood Equity Partners LP, a Delaware limited partnership (the “Partnership”) has previously adopted the Crestwood Equity Partners LP 2018 Long Term Incentive Plan (the “Plan”);

WHEREAS, the General Partner now desires to amend the Plan to increase the number of units available for issuance pursuant to the Plan;

WHEREAS, the Plan was previously amended pursuant to the First Amendment to the Plan which amendment was effective immediately prior to the closing of the acquisition by the Partnership of all of the outstanding limited liability company interests in the General Partner (the “First Amendment Effective Date”)

NOW, THEREFORE, the Plan shall be amended pursuant to this Third Amendment as follows effective April 1, 2023 (the “Amendment Effective Date”), subject to approval of the Partnership’s unitholders at the 2023 Annual Meeting:

1.	The first sentence of Section 4(a) of the Plan shall be deleted and the following shall be substituted therefor:

“Subject to adjustment as provided in Section 4(c) and Section 7, the number of Units that may be delivered on and after the First Amendment Effective Date, with respect to Awards under the Plan is [6.5] million (which number is exclusive of the Units underlying Awards previously granted under the Plan immediately prior to the First Amendment Effective Date (“Prior Awards”)). For purposes of clarity, the delivery of Units with respect to Prior Awards on and after the Amendment Effective Date will not reduce the Unit pool set forth in this Section 4(a).”

2.	As amended hereby, the Plan is specifically ratified and reaffirmed.

IN WITNESS WHEREOF, the undersigned has caused this Third Amendment to be on the Amendment Effective Date, effective for all purposes as provided above.

CRESTWOOD EQUITY GP LLC

By:	/s/ Robert G. Phillips
Name:	Robert G. Phillips
Title:	Founder, Chairman and Chief Executive Officer